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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES
                              OF THE COMPANY AS OF
                                December 31, 1998





                                                                 Percentage of
                                     Jurisdiction of           Voting Securities
     Name                             Incorporation            Owned by Company
     ----                             -------------            ----------------

     M.O.C. Resources, Inc.               Nevada                       100%




























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